STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

WEWIN GROUP CORP.

NV

Job:C20170616-1541
June 16, 2017

Special Handling Instructions:
1FSC, BL, EMAIL, DRR 6/16/17

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amendment	20170261558-27	6/16/2017 12:16:02 PM	1	$175.00	$175.00
Business License	20170261558-27	6/16/2017 12:16:02 PM	1	$0.00	$0.00
Total					$175.00

Payments

Type	Description	Amount
Check	Check #1041	$175.00
Total		$175.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 1
Business License(s): 1

WEWIN GROUP CORP.

NV

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20170261558-27
Barbara K. Cegavske	Filing Date and Time 06/16/2017 12:16 PM
Barbara K. Cegavske Secretary of State State of Nevada	Entity Number E0418652014-1

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

MAKH GROUP CORP.

2. The articles have been amended as follows: (provide article numbers, if available)

ARTICLE 1: NAME OF CORPORATION

The name of the corporation will be changed from MAKH GROUP CORP. to WEWIN GROUP CORP. We have included the director's resolution authorizing this change.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: all in favor

4. Effective date and time of filing: (optional) Date: 06/13/2017 Time: 10:30 AM

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

WRITTEN CONSENT OF DIRECTORS FOR

MAKH GROUP CORP.

IN LIEU OF MEETING OF DIRECTORS

Dated as of June 7, 2017

The undersigned, being all the Directors of **Makh Group Corporation** (the "Corporation"), a Nevada corporation, do hereby, pursuant to Section 78.315 of the Nevada Revised Statutes, consent to the adoption of and do hereby adopt the following resolutions:

> **NOW, THEREFORE, BE IT RESOLVED**, that the name of the Corporation shall be changed from "MAKH GROUP CORP." to "WEWIN GROUP CORP.", pursuant to Sections 78.385 and 78.390 of the Nevada Revised Statutes, and that the symbol of the Corporation shall be changed from "MAKH" to "WWIN" or another similar variation thereof.
>
> **FURTHER RESOLVED**, that the Directors are hereby authorized, for and on behalf of the Corporation, to take any and all such actions, and prepare, execute and deliver any and all such documents, as may be necessary or advisable to carry out the foregoing resolution, and hereby ratify and confirm any and all actions taken heretofore to accomplish such purposes.

By: ______________________
YONGHUA KANG

____
XINLONG LIU

____
SHAOCHUN DONG

____
DAGENG CHENG

Being all the directors of the Corporation